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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Lason, Inc. on Form S-8 (File No. 333-18551) of our report dated March 26, 1997, on our audits of the consolidated financial statements and financial statement schedule of Lason, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in the Annual Report on Form 10-K.

Coopers & Lybrand L.L.P.


Detroit, Michigan
April 3, 1997